Suite 1400, 4208 Six Forks Road
Raleigh, NC 27609
t 919 420 1700  f 919 420 1800

direct dial 919 420 1832
direct fax 919 510 6150
tsteed@kilpatricktownsend.com

December ___, 2017

CM Advisors Family of Funds
805 Las Cimas Parkway, Suite 430
Austin, Texas  78746

Dear Ladies and Gentlemen:

We have acted as counsel for the CM Advisors Family of Funds (the “Trust”) in connection with the preparation of a Registration Statement on Form N-14 relating to the issuance of Trust shares at beneficial interest, par value $0.001 per share (such shares of beneficial interest being hereinafter referred to collectively as the “Shares”) of the CM Advisors Small Cap Value Fund, a series of the Trust (the “Fund”), pursuant to an Agreement and Plan of Reorganization and Termination (the “Agreement and Plan of Reorganization”), by and among the Trust, on behalf of the Fund and the CM Advisors Fund series of the Trust, in the manner set forth in the Registration Statement on Form N-14 to which reference is made (the “Registration Statement”).

In this connection, we have examined and are familiar with originals or copies (certified or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the organization of the Trust and to the authorization and issuance of shares of the Funds, as we have deemed necessary and advisable.

In rendering this opinion, we have reviewed and relied upon a copy of the Registration Statement, the Trust’s Certificate of Trust, the Trust’s Amended and Restated Agreement and Declaration of Trust, the Trust’s Amended and Restated By-Laws, the Trust’s record of the various actions by the Trustees thereof, and all such agreements, certificates of public officials, certificates and oral representations of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we have deemed necessary and advisable.  In our examination we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

Based upon and subject to the foregoing, and assuming that (a) the Registration Statement and any amendments thereto are effective and comply with all applicable laws and (b) all Shares are issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Agreement and Plan of Reorganization and the Registration Statement (and any amendments thereto), we are of the opinion that the Shares when sold as contemplated in the Registration Statement will be legally issued, fully paid and nonassessable under the laws to the State of Delaware.

ANCHORAGE  ATLANTA  AUGUSTA  CHARLOTTE  DALLAS  DENVER  HOUSTON  LOS ANGELES  NEW YORK  RALEIGH  SAN DIEGO

SAN FRANCISCO  SEATTLE  SHANGHAI  SILICON VALLEY  STOCKHOLM  TOKYO  WALNUT CREEK  WASHINGTON  WINSTON-SALEM

CM Advisors Family of Funds
December ___, 2017

We do not express an opinion with respect to any laws other than the laws of the State of Delaware applicable to the issuance of shares of beneficial interest in a statutory trust.  Accordingly, our opinion does not extend to, among other laws, the federal securities laws or the securities or “blue sky” laws of Delaware or any other jurisdiction.  We are rendering this opinion as members of the State Bar of North Carolina.

This opinion is intended only for your use in connection with the offering of the Shares pursuant to the Registration Statement and may not be relied upon by any person other than you and the shareholders of the Fund.  We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm and the opinion set forth herein in the Registration Statement.  In giving this consent, we do not admit that we are experts within the meaning of Section 11 of Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act. This opinion is given as of the date hereof and we assume no obligation to update this opinion to reflect any changes in law or any other facts or circumstances which may hereinafter come to our attention.

Sincerely,

KILPATRICK TOWNSEND & STOCKTON, LLP

By: Thomas W. Steed, III, a partner